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                                                                    EXHIBIT 14.9

                                                               EXECUTION VERSION

                               DATED APRIL 5, 2004

                        MACRONIX INTERNATIONAL CO., LTD.

                                       And

                                 CITIBANK, N.A.

                                DEPOSIT AGREEMENT

                           Relating to an offering of
                            Global Depositary Shares
                          Representing common shares of
                        MACRONIX INTERNATIONAL CO., LTD.

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                                    CONTENTS
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CLAUSE                                                                                        PAGE
1.      Interpretation.....................................................................    1

2.      Form of GDS'.......................................................................    5

3.      Appointment of Custodian, Deposit and Withdrawal of Deposited Property.............    7

4.      Transfer of GDS' and exchange of Interests in Master GDS'..........................   12

5.      Voting of Shares...................................................................   12

6.      Conditions.........................................................................   15

7.      Undertakings of the Company........................................................   16

8.      Withholding Taxes and Applicable Laws..............................................   17

9.      Liability..........................................................................   19

10.     Depositary's Fees, Costs, Expenses and Indemnities.................................   22

11.     Resignation and Termination of Appointment of the Depositary.......................   24

12.     Termination of Deposit Agreement...................................................   25

13.     Amendment of Deposit Agreement and Conditions......................................   26

14.     Notices............................................................................   26

15.     Severability.......................................................................   27

16.     Copies of this Agreement...........................................................   27

17.     Governing Law......................................................................   27

18.     Arbitration and Submission.........................................................   28

19.     Third Party Rights.................................................................   30

20.     Counterparts.......................................................................   30

SCHEDULE 3 - PART A........................................................................   40

SCHEDULE 3 - Part B........................................................................   42

SCHEDULE 3 - PART C........................................................................   47
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                                       (i)
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                                      (ii)
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THIS DEPOSIT AGREEMENT is made on April 5, 2004

BETWEEN:

(1)   MACRONIX INTERNATIONAL CO., LTD. (the "COMPANY"); and

(2) CITIBANK, N.A., a national banking association organized under the laws of the United States in its capacity as Depositary for the Facility (as hereinafter defined), (the "DEPOSITARY") which expression shall wherever the context so admits include any other depositary appointed by the Company pursuant to this Agreement.

NOW IT IS HEREBY AGREED AND DECLARED as follows:

1.    INTERPRETATION

1.1   The following expressions shall have the following meanings:

      "AGENT" means any agent appointed by the Depositary pursuant to Condition 17;

      "AGREEMENT" means this Deposit Agreement, dated as of April 5, 2004, by and between the Company and the Depositary, including any an all exhibits hereto, as the same may be amended and supplemented from time to time by the parties in writing;

      "AUTHORISED SIGNATORY" means, in relation to the Depositary, a person duly authorised and having the necessary power on its behalf to sign the GDS';

      "BUSINESS DAY" means a day on which commercial banks are open for business in London and New York;

      "CERTIFICATE IN DEFINITIVE REGISTERED FORM" or "CERTIFICATE REPRESENTING GDS'" means a certificate issued in respect of GDS' which are not represented by interests in the Master GDS' and issued substantially in the form set out in Schedule 1, as the same may be amended from time to time pursuant to this Agreement;

      "CERTIFICATE OF PAYMENT" means the Initial Certificate of Payment, the Master Scripless Certificate of Payment or an Individual Scripless Certificate of Payment and "Certificates of Payment" means any or all of these;

      "CLEARSTREAM" means Clearstream Banking, societe anonyme incorporated under the laws of the Grand Duchy of Luxembourg;

      "CONDITIONS" means the terms and conditions set out in Schedule 1 applicable to the GDS' as the same may be modified in accordance with the provisions of this Agreement, and "CONDITION" refers to a numbered paragraph of the Conditions (but not to the italicised portions thereof);

      "CUSTODIAN" means Citibank, N.A. - Taipei Branch and/or such other successor or additional custodian or custodians of the Deposited Property as may from time to time be

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      appointed by the Depositary pursuant to Clause 3.1 and to applicable ROC laws and notice of whose appointment is duly given to the Holders;

      "DEED POLL" means the deed poll dated on or about April 5, 2004 executed by the Company substantially in the form set out in Exhibit A;

      "DEPOSITED PROPERTY" means and includes the Deposited Shares, Certificates of Payment and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to the Deposited Shares and Certificates of Payment pursuant to the provisions of this Agreement together with any right of the Depositary or the Custodian to receive Deposited Shares and Certificates of Payment or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Release (as defined in Clause 3.12 hereof) to receive any Shares, cash or GDS' pursuant to the contract governing the Pre-Release;

      "DEPOSITED SHARES" means the Shares which are for the time being deposited with and held by the Custodian or its agents on behalf of the Depositary pursuant to the terms of this Agreement and such other Shares and securities received by the Depositary or the Custodian in respect thereof and held pursuant to the terms of this Agreement;

      "DESIGNATED REPRESENTATIVE" means the person who is President of the Company as of the date of this Agreement, so long as such person remains an officer or director of the Company or, in the event that such person is no longer an officer or director of the Company, then the Chairman of the Board of Directors;

      "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day period after the latest of (i) the commencement of the offering of GDS', (ii) the original issue date of the GDS' and (iii) the latest issue date with respect to the additional GDS' (if any) issued pursuant to over-allotments;

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

      "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

      "FACILITY" means the account created in the books and records of the Custodian in the name of the Depositary in which the Shares and other Deposited Property corresponding to Shares are deposited or, where appropriate any temporary Facility into which are deposited Shares and other Deposited Property represented by Temporary GDS';

      "FINAL OFFERING MEMORANDUM" means the offering circular relating to the Offering dated on or about March 31, 2004;

      "GDS'" means the registered Global Depositary Shares issued hereunder which are from time to time outstanding and (except for where the context indicates otherwise) includes any Master GDS and Temporary GDS';

      "HOLDER" means the person or persons recorded in the Register as holder for the time being of a GDS;

      "INDIVIDUAL SCRIPLESS CERTIFICATE OF PAYMENT" means a certificate of payment in scripless form representing the individual entitlement of a Holder to an interest in the Master Scripless Certificate of Payment;

      "INITIAL CERTIFICATE OF PAYMENT" means the first certificate delivered by the Company to the Custodian in respect of any Shares represented by the GDS' evidencing the irrevocable right to receive definitive share certificates in respect of those Shares;

      "INITIAL WITHDRAWAL DATE" means the date on which the Master Scripless Certificate of payment is listed on the Taiwan Stock Exchange;

      "LUXEMBOURG STOCK EXCHANGE" means the Societe de la Bourse de Luxembourg;

      "MAIN OFFICE" means, in relation to the Custodian, its head office at B1, No. 16, Nanking East Road, Sec. 4, Taipei, Taiwan, ROC or such other location of the head office of the Custodian (or the head office of any other custodian from time to time appointed), as may be designated by the Custodian (or other custodian appointed) with the approval of the Depositary (if outside the city of Taipei) and notice of which designation is duly given to the Holders;

      "MANAGERS" means the banks and other financial institutions referred to as Managers in the Subscription Agreement;

      "MASTER GDS" means the Master GDS issued substantially in the form set out in Schedule 2, pursuant to Clause 2, as the same may be amended from time to time pursuant to the terms of this Agreement, and any temporary Master GDS which may represent Temporary GDS' issued pursuant to this Agreement from time to time, and "MASTER GDS'" means more than one or all of them;

      "MASTER SCRIPLESS CERTIFICATE OF PAYMENT" means a master certificate of payment in scripless form delivered by the Company to the Custodian in exchange for the corresponding Initial Certificate of Payment evidencing the right to receive definitive share certificates in respect of the Shares represented by the GDS';

      "OFFERING" means the offer of GDS' contemplated by the Subscription Agreement;

      "OWNER OF GDS'" means in respect of any GDS' represented by interests in the Master GDS, such person whose name appears in the records of Clearstream or Euroclear as the owner of a particular amount of GDS', and in respect of any other GDS, the Holder thereof;

      "PROSPECTIVE PURCHASER" means a prospective purchaser of a GDS or interest therein designated as such, and notified to the Depositary, by a Holder or an owner of GDS';

      "RECORD DATE" means (i) in respect of any meeting of shareholders of the Company, any dividend or distribution in cash or of Shares, or any distribution of rights or for any other purpose, the record date (or any particular time on such date) set by the Company therefore, and (ii) in respect of any case where a record date is required in relation to the GDS', the date set by the Depositary in accordance with the Conditions;

      "REGISTER" means the register of Holders referred to in Clause 2.2;

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

      "SHARES" means fully paid registered common shares of the Company each having a par value of NT$10;

      "SPECIFIED OFFICE" of any person means the office of such person specified in Clause 14 hereof or such other or further offices (outside the United States of America) as may from time to time be duly notified to the Holders;

      "SUBSCRIPTION AGREEMENT" means the agreement dated on March 31, 2004, made between the Company and the Managers relating to the offering of the GDS' pursuant to the Final Offering Memorandum;

      "TEMPORARY GDS'" means any temporary GDS' issued hereunder or otherwise which are from time to time outstanding and, except for where the context indicates otherwise, includes any temporary Master GDS issued pursuant to this Agreement;

      "UNITED STATES" means the United States as that term is defined in Regulation S under the Securities Act.

1.2   (i)   In this Agreement, where the context so permits, words importing the singular number only shall include the plural number and vice versa, words importing the masculine gender shall include the feminine gender and vice versa and words importing persons shall include firms, partnerships, trusts and corporations.


      (ii) References in this Agreement to Exhibits, to Schedules and to Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Exhibits and Schedules to this Agreement and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Agreement.

      (iii) References in this Agreement to remuneration or costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof.

      (iv) References in this Agreement to "NEW TAIWAN DOLLARS" and "NT$" shall be construed as references to the currency of ROC.

      (v) References to this Agreement to "DOLLARS", "U.S.$" and "$" shall be construed as references to United States dollars which are freely transferable by residents and non-residents of the United States and convertible by such persons into any other

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            freely convertible currency unless such transferability and convertibility is restricted by any law or regulation of general application, in which event references to "DOLLARS", "U.S.$" and to "$" shall be construed as references to such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

      (vi) References in this Agreement to any statute or a provision of any statute shall deemed to include a reference to any statute or the provision of any statute which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

      (vii) References in this Agreement to any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method or judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceedings described or referred to in this Agreement.

      (viii) Words and phrases defined in the Conditions shall have the same meaning where used herein, unless the context otherwise requires.

      (ix) References in this Agreement to this Agreement shall be construed as references to this Agreement as amended or varied from time to time in accordance with the terms of this Agreement and Condition 22.

      (x) References to "ROC" shall be construed as references to the Republic of China.

1.3 The headings to Clauses and Conditions are inserted for convenience and shall not affect the construction of this Agreement.

2.    FORM OF GDS'

2.1 Certificates in definitive registered form in respect of GDS' and the Master GDS shall have endorsed thereon the Conditions in or substantially in the form set out in Schedule 1 and shall be signed by an Authorised Signatory.

2.2 The GDS' will initially be represented by a single Master GDS in registered form in the form set out in Schedule 2, which will be printed or typewritten and signed manually by an Authorised Signatory. Subject to
      (i) the delivery to the Custodian of one or more Certificates of Payment evidencing the irrevocable right to receive definitive share certificates in respect of Shares registered in the name of the Depositary or its nominee; (ii) the Depositary receiving confirmation from the Company that the Deposited Shares will be issued as fully paid, non-assessable and free of pre-emptive rights; (iii) the Company having registered (or procured the registration of) the Depositary or its nominee as the holder of the

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      Deposited Shares in its register of shareholders; (iv) the Depositary being notified by or on behalf of the Company as to the number of Shares to be represented by the Master GDS; and (v) the Depositary and the Custodian causing the establishment of the Facility and accepting the deposit of the Shares therein, the Depositary will deliver the Master GDS to a common depositary in London for Clearstream and Euroclear (the "Common Depositary") and will register it in the name of the common nominee for Clearstream and Euroclear. The GDS' shall bear a securities identification number that is different from any securities identification number that is or may be assigned to any other depositary receipt facility relating to the Shares.

      The Depositary shall maintain, or cause to be maintained, at all times outside the United Kingdom and ROC, a register of Holders (the "Register"), showing the number of GDS' represented by the Master GDS and the number of GDS' in respect of which certificates in definitive registered form have been issued and which remain outstanding from time to time, the date of issue and all subsequent transfers and changes of ownership in respect thereof, and the names and addresses of Holders. The Depositary agrees to maintain records of all GDS' surrendered and Deposited Property withdrawn under this Agreement or substitute certificates in registered form delivered under this Agreement. The Depositary shall give the Company unrestricted access to such records and the Register and provide the Company with copies thereof from time to time on request. The Depositary will receive requests for the transfer of GDS' (other than GDS' represented by a Master GDS), and will, against payment of all applicable fees and charges, effect the necessary entries and issue new certificates in definitive registered form on surrender of certificates in respect of the GDS being transferred and upon receipt of such forms of transfer and such other documents as may reasonably be required, duly executed, as it shall from time to time provide to the Holders.

2.3 The Holders of the Master GDS shall enjoy the same rights and benefits under this Agreement (including the Conditions) as if such Holders were the Holders of the GDS' in definitive form represented thereby and shall be subject to the provisions of this Agreement except as otherwise expressly stated herein or in the Conditions.

2.4 When Shares and/or Certificates of Payment are deposited with the Depositary, the Depositary will, or will cause common depositary or nominee for Euroclear and Clearstream or its other nominee to, increase the number of GDS' by a corresponding amount, subject to Conditions 1 and 2, and will make the appropriate entries in the Register to show such issue and the increase in the number of GDS' represented by the Master GDS and shall notify Clearstream and Euroclear (as the case may be) of such increase.

2.5 The Company will pay all the stamp duties and other similar duties or taxes payable in ROC, the United Kingdom, the United States, Luxembourg or Belgium on or in connection with the issue of the Master GDS and any definitive GDS certificates in registered form, the initial distribution of the GDS' and the execution of this Agreement. If any proceedings are taken to enforce the obligations of the Company under this Agreement or under the Deed Poll or under the Master GDS or the certificates representing the GDS' (or any of them) and for the purposes of such proceedings this Agreement or the Deed Poll or the Master GDS or

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      any certificates representing the GDS' are required to be taken into any jurisdiction (a judgement in ROC, the United Kingdom, the United States, Luxembourg or Belgium having first been obtained in the case of any jurisdiction other than ROC, the United Kingdom, the United States, Luxembourg or Belgium) and stamp duties or other similar duties or taxes become payable on this Agreement or under the Deed Poll or the Master GDS or such certificates representing the GDS' in connection with such proceedings in such jurisdiction, the Company will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings.

2.6 The Depositary shall make available pursuant to the Master GDS, not later than the date specified in the Master GDS following any event described therein imposing an obligation upon the Depositary to exchange such Master GDS, upon payment of any relevant fees, taxes, duties, charges, costs and expenses at the specified office of the Depositary to the order of the Holder of the Master GDS, in exchange for an interest in such Master GDS, one or more certificates in definitive registered form registered in the name of such person as instructed by such Holder. Upon the issue of any certificate in definitive registered form, the Depositary shall make appropriate entries in the Register to show the issue of such certificates in definitive registered form and the decrease in the number of GDS' represented by the Master GDS and shall notify Clearstream and Euroclear, as the case may be, of such decrease.

2.7 If at any time when deposited Shares or Certificates of Payment are represented by a Master GDS, (i) Clearstream or Euroclear or any successor advises the Company in writing at any time that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed within 90 calendar days; or (ii) Clearstream or Euroclear is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and no alternative clearing system satisfactory to the Depositary is available within 45 days; or (iii) the Depositary has determined that, on the occasion of the next payment in respect of the GDS', the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the GDS' which would not be required were the GDS' in definitive registered form (provided that the Depositary shall have no obligation to so determine or to attempt to so determine), the Depositary will undertake in the Master GDS within 60 days to make certificates in definitive registered form available subject to and in accordance with the provisions of Clause 2.6 above. Any such exchange shall be at the expense (including printing costs) of the Company.

3.    APPOINTMENT OF CUSTODIAN, DEPOSIT AND WITHDRAWAL OF DEPOSITED PROPERTY

3.1 The Depositary has separately appointed the Custodian to act for it as custodian hereunder and the Custodian has agreed to act in accordance with the terms of, and to carry out those functions expressed to be performed by it in, this Agreement and the Conditions. The Custodian, in acting in accordance with the terms of this Agreement, shall be subject at all

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      times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign or be removed by the Depositary from its duties by giving 90 days' prior notice, except that if a replacement Custodian is appointed which is a branch or an affiliate of the Depositary, the Custodian's resignation or discharge may take effect immediately on the appointment of such replacement Custodian. Upon the removal of or receiving notice of the resignation of the Custodian, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed and
      (ii) by the relevant authority in ROC, if any), which shall, upon acceptance of such appointment and the expiry of any applicable notice period, become the Custodian. Whenever the Depositary in its discretion determines that it is in the best interests of the Holders to do so, it may, after prior consultation with the Company, terminate the appointment of the Custodian and, in the event of any such termination, the Depositary shall promptly appoint a successor Custodian (approved (i) by the Company, such approval not to be unreasonably withheld or delayed and (ii) by the relevant authority in ROC, if any) which shall, upon acceptance of such appointment, become the Custodian under the Deposit Agreement on the effective date of termination. Notice of any change of Custodian shall be given to Holders by the Depositary immediately upon such change taking effect and in accordance with Condition 23.

      Subject as hereinafter provided, the Depositary will require the Custodian to ensure that all Deposited Property held by the Custodian is identified as being held for the account of the Depositary and is segregated from all other property, particularly property of the same type or class, held by the Custodian provided that the Custodian shall not be obliged to segregate cash comprised in the Deposited Property from cash otherwise held by the Custodian. The Depositary may temporarily deposit the Deposited Property in a manner or in a place other than as specified in the Conditions provided that it complies with Condition 19.

3.2 Notwithstanding the foregoing provisions of Clause 3.1, if and so long as the Depositary and the Custodian are the same legal entity, references to them separately in this Agreement are for convenience only and that legal entity shall be responsible for discharging both functions directly to the Holders and the Company.

3.3 After the initial deposit of Shares in connection with the Offering (and the deposit of any Shares pursuant to an over-allotment in accordance with the Subscription Agreement), unless otherwise agreed by the Depositary and the Company and permitted by applicable law, Shares and Certificates of Payment may be deposited under the Deposit Agreement only as permitted by Condition 1 and provided that (a) (in the case of a deposit by a person other than the Company) there has been delivered to the Depositary a duly executed and completed certificate substantially in the form set out in
      Schedule 3 Part A by or on behalf of each person who will be the beneficial owner of the GDS' to be issued in respect of Shares or Certificates of Payment to be deposited into the Facility and (b) (in the case of a deposit by the Company) there has been delivered to the Depositary (at the cost of the Company) a written opinion from legal counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, confirming that a registration under the Securities Act is not necessary in connection with the resulting GDS' or the Shares to be represented by such GDS'.

3.4 The Depositary will refuse to accept Shares, Certificates of Payment and/or other securities for deposit whenever it is notified in writing of the circumstances described in Condition 1.6(iv) or Condition 2. The Depositary may also refuse to accept Shares, Certificates of Payment and/or other securities for deposit if such refusal is deemed necessary or desirable or advisable by the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or stock exchange or under any provision of this Agreement or for any other reason.

3.5 The Company shall notify the Depositary in writing from time to time of any restrictions on deposits of Shares or Certificates of Payment in accordance with Condition 1.6(iv).

3.6 Upon receipt of any request made by any Holder after the Initial Withdrawal Date in accordance with Condition 1.1 for withdrawal or sale of Deposited Property and upon compliance therewith, including provision to the Depositary of a duly executed and completed certificate substantially in the form of Schedule 3 Part B, by or on behalf of each person who will be the beneficial owner of the Deposited Property to be sold, withdrawn or delivered during the Distribution Compliance Period in respect of GDS', provided that Deposited Shares or Certificates of Payment have been duly delivered to or to the order of the Depositary the Depositary shall (in the case of withdrawal) or may (in the case of a sale) make (and forthwith notify the Company of) such arrangements for the sale or delivery thereof to, or to the order in writing of, the person or persons specified in the order for withdrawal or sale; provided that the Depositary may suspend the withdrawal or sale of all or any category of Deposited Property during any period when the Register, or the register of shareholders of the Company, is closed.

      Neither the Depositary nor the Custodian shall deliver Shares or Certificates of Payment, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Condition 1), or otherwise permit Shares or Certificates of Payment to be withdrawn from the Facility, except upon the receipt and cancellation of GDS', or as set out in Clause 3.12 below. Notwithstanding the foregoing, each Holder and owner of GDS' acknowledges that, and each of the Depositary and the Custodian agrees that, during the Distribution Compliance Period, neither the Custodian nor the Depositary will make any actual delivery of Shares or Certificates of Payment to any Holder or beneficial owner at an address within the United States.

3.7 A GDS Holder may withdraw Shares or Individual Scripless Certificates of Payment pursuant to Condition 1.1 and hold such Shares or Individual Scripless Certificates of Payment which were formerly represented by GDS', or request the Depositary to sell or cause to be sold on behalf of such Holder the Shares or Individual Scripless Certificates of Payment represented by such Holder's GDS' on the Taiwan Stock Exchange (in each case, upon surrender of the GDS' to the Depositary and upon payment by the Holder of any fees, expenses, taxes or governmental charges and the completion in accordance with Condition

      1.2, provided that the Custodian has received Individual Scripless Certificates of Payment or share certificates in respect of the Shares to be withdrawn or sold. The Company agrees to procure the listing of the Master Scripless Certificate of Payment no later than four days after the initial delivery of the GDS' and to issue and deliver the physical share certificates in respect of the Initial Certificate of Payment deposited in connection with the Offering no later than 45 days after the initial delivery of the GDS'.

3.8 The Depositary hereby declares and confirms that it will hold all the Deposited Property for the benefit of the Holders as bare trustee and the Holders will accordingly be tenants in common of such Deposited Property to the extent of the Deposited Property represented by the GDS' in respect of which they are the Holders. For the avoidance of doubt, in acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in this Agreement and the Conditions and, other than holding the Deposited Property as bare trustee as aforesaid, does not assume any relationship of trust for or with the Holders or the owners of GDS' or any other person.

3.9 The Depositary may refuse to deliver Deposited Property if such action is deemed necessary or desirable by the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body, commission or stock exchange or under any provision of this Agreement or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Shares or Individual Scripless Certificates of Payment and withdrawal of Deposited Property may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the GDS' or the Deposited Property or to the withdrawal of the Deposited Property.

3.10 In its capacity as Depositary, the Depositary shall not sell, convey, assign or create any security interest over Shares or other Deposited Property held hereunder or GDS'.

3.11  Any further GDS' issued pursuant to a Clause 3.3 which correspond

      (a)   to Certificates of Payment,

      (b) to Shares which have different dividend rights from the Shares corresponding to the outstanding GDS', or

      (c) to Shares which are otherwise not fungible with Shares already represented by GDS',

      will correspond to a separate temporary Master GDS. Upon becoming fungible with outstanding GDS', such further GDS' shall be evidenced by the existing Master GDS (by increasing the total number of GDS' evidenced by the Master GDS by the number of such further GDS', as applicable).

      The Company undertakes to make Shares available in exchange for Certificates of Payment.

      The Depositary is irrevocably authorised to surrender an Initial Certificate of Payment in exchange for a Master Scripless Certificate of Payment which represents the equivalent underlying Shares and to surrender the Master Scripless Certificate of Payment eligible for exchange to the Company in exchange for Shares.

3.12  Notwithstanding the provisions of Clauses 3.6 and 3.7 and of Conditions
      1.6 and 1.7, the Depositary may to the extent not prohibited by applicable laws and regulations execute and deliver GDS' or issue interests in a Master GDS prior to the receipt of Shares or a Individual Scripless Certificate of Payment (a "PRE-RELEASE"). The Depositary may to the extent not prohibited by applicable laws and regulations, pursuant to Condition 1.1, deliver Shares or Individual Scripless Certificates of Payment upon the receipt and cancellation of GDS', which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such GDS has been Pre-Released. The Depositary may receive GDS' in lieu of Shares or a Certificate of Payment in satisfaction of a Pre-Release.

      Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom GDS' or Deposited Property are to be delivered (the "PRE-RELEASEE") that such person, or its customer, (i) owns or represents the owner of the corresponding Deposited Property or GDS' to be remitted (as the case may be), (ii) assigns all beneficial right, title and interest in such Deposited Property or GDS' (as the case may be) to the Depositary in its capacity as such and for the benefit of the Holders and (iii) will not take any action with respect to such GDS' or Deposited Property (as the case may be) that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such GDS' or Deposited Property, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralised with cash or such other collateral as the Depositary determines in good faith will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.

      The number of GDS' which are outstanding at any time as a result of Pre-Release will not normally represent more than 30 per cent. of the total number of GDS' then outstanding; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit for the purposes of general application. The Depositary will also set dollar limits with respect to Pre-Release transactions hereunder with any particular Pre-Releasee on a case by case basis as the Depositary deems appropriate. The collateral referred to in sub-paragraph (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations in connection herewith, including the Pre-Releasee's obligation to deliver Shares and/or other securities or GDS' upon termination of a Pre-Release transaction anticipated hereunder (and shall not, for the avoidance of doubt, constitute Deposited Property hereunder). The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

      The person to whom any Pre-Release is to be made pursuant to this Clause
      3.12 shall be required to deliver to the Depositary a duly executed and completed certificate substantially in the form set out in Schedule 3 Part A.

      The Depositary may issue GDS' against rights to receive Shares or Certificates of Payment from the Company (or from any agent of the Company recording share ownership). No such issue of GDS' shall be deemed a "Pre-Release" subject to the restrictions of this Clause 3.

4.    TRANSFER OF GDS' AND EXCHANGE OF INTERESTS IN MASTER GDS'

4.1 Title to the GDS' passes by registration in the Register and, accordingly, transfer of title to a GDS is effective only upon such registration. The Depositary may refuse to accept for transfer any GDS' in accordance with Condition 3 and will refuse to accept for transfer any GDS' if it reasonably believes that such transfer would result in any violation of applicable laws. The Holder of any GDS will (except as otherwise required by law) be treated by the Depositary and the Company as its beneficial owner for all purposes (whether or not any payment or other distribution in respect of such GDS' is overdue and regardless of any notice of ownership, trust or any interest in it, or writing on, or the theft or loss of any certificate issued in respect of it) and no person will be liable for so treating the Holder.

4.2 Prior to the expiration of the Distribution Compliance Period, no owner of GDS' may transfer GDS' or Shares represented thereby to, or for the account of, any person except in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act.

5.    VOTING OF SHARES

5.1 The Holders shall have no individual voting rights with respect to the Shares or Certificates of Payment represented by their GDS' and must exercise all voting rights through the Depositary. The Holders hereby appoint the Depositary as their representative to exercise voting rights with respect to the Shares or Certificates of Payment represented by the GDS' in the following manner.

5.2 The Company agrees to provide to the Depositary no later than the business day (the "Cutoff Date") that is at least 60 calendar days prior to an ordinary meeting of shareholders and 30 calendar days prior to an extraordinary meeting of shareholders (such period covering the date of dispatch of such notice and the date of the meeting of shareholders) as the Depositary may reasonably request, notices of meetings of the shareholders of the Company and the agenda therefore and any voting instruction forms, as well as English translations thereof (containing an indication of the number of directors or supervisors to be elected in the case of an election of directors of supervisors) by which each Holder may give instructions to the Depositary to vote (i) for or against each resolution specified in the agenda for the meeting and (ii) on a cumulative basis, for the persons designated by such Holder as directors and supervisors (the "Materials"). For the purposes of this Clause 5 only, in addition to the notice methods in Clause 14, the Company may send the Materials to the Depositary by email, provided that the relevant documents are sent in PDF format, are received by the Depositary in complete and legible form, and the Company notifies the Depositary by telephone of the information sent.

5.3 Upon receipt of the Materials, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to receive information as to such meeting (the "Instruction Date") and shall mail the Materials to such Holders. If the Company fails to supply the Materials to the Depositary by the Cutoff Date, the Depository shall be under no obligation to mail the Materials to Holders and subject to the provisions described below, will cause all Deposited Property represented by the GDS' to be present at the relevant meeting of shareholders insofar as permitted under applicable law for the purpose of satisfying quorum requirements but will not vote or notify any voting instructions relating to any such Deposited Property.

5.4 In order for voting instructions with respect to a GDS to be valid, the instructions must be completed and duly signed by the Holder of such GDS on the Instruction Date established by the Depositary and returned to the Depositary by such date. The Depositary shall exercise voting rights with respect to the GDS only in accordance with valid voting instructions. There can be no assurance that Holders generally or any Holder in particular will receive the Materials sufficiently prior to the Instruction Date to ensure that the Depositary shall exercise voting rights in accordance with the provisions of this Clause 5.

5.5 Subject to Clause 5.7 below which shall apply to the election of director(s) and/or supervisor(s) of the Company (respectively, "Directors" and "Supervisors"), if a Holder or Holders together holding at least 51.0 per cent of the GDS' outstanding at the relevant Instruction Date instructs or instruct the Depositary to vote in the same direction in respect of any particular resolution (other than the election of Director(s) and Supervisor(s)) the Depositary shall notify the instruction in respect of that resolution to the Designated Representative or such other person as the Designated Representative may designate (the "Substitute") as the voting representative of the Depositary and the Holders and appoint the Designated Representative or the Substitute to attend the meeting and vote all the Deposited Shares or Certificates of Payment evidenced by GDS' in the manner so instructed by such Holders in relation to the relevant resolution or resolutions.

5.6 If, for any reason (other than failure by the Company to supply the notice of Shareholders' meeting to the Depositary within the requisite time period provided in Clause 5.2), the Depositary has not by the date specified by the Depositary received instructions from Holders together holding at least 51.0 per cent of all the GDS' outstanding at the relevant record date to vote in the same manner in respect of any particular resolution (other than the election of Director(s) and/or Supervisor(s)) then, all Holders shall be deemed in respect of that particular resolution to have instructed the Depositary to authorise and appoint the Designated Representative or the Substitute to attend and vote at his sole discretion at such meeting all the Deposited Shares or Certificates of Payment represented by outstanding GDS' in respect of that particular resolution which may not be in the interests of Holders, and/or cause the Deposited Shares or Certificates of Payment to be voted as he deems appropriate provided, however, that no such authorisation shall be given with respect to any matter as to which the Designated Representative or the Substitute informs the Depositary that he does not wish to be so authorised, in which event the Depositary will not vote at the relevant meeting but will take such action as is necessary to cause all the Deposited Property to be counted for the purpose of satisfying applicable quorum requirements.

5.7 The Depositary will notify the instructions for the election of Directors and Supervisors received from Holders to the Designated Representative or the Substitute and appoint the Designated Representative or the Substitute as the representative of the Depositary and the Holders to attend such meeting and, subject to the provisions described in this Clause 5.7, vote the Deposited Property represented by GDS' as to which the Depositary has received instructions from Holders for the election of Directors and Supervisors in the manner so instructed, subject to any restrictions imposed by ROC law, rules or regulations. Holders who by the date specified by the Depositary, following the mailing of the Materials, have not delivered instructions to the Depositary will be deemed to have instructed the Depositary to authorise the Designated Representative or the Substitute as the representative of the Depositary and the Holders to attend such meeting and vote, at such Designated Representative's or the Substitute's sole discretion, all the Deposited Property represented by GDS' as to which the Depositary has not received instructions from the Holders for the election of Directors and Supervisors, which may not be in the interest of the Holders; provided, however, that no such authorisation shall be given with respect to any election of Directors or Supervisors as to which the Designated Representative or the Substitute informs the Depositary that he does not wish to be so authorised, in which event the Depositary will attend such meeting and will vote that Deposited Property represented by the GDS' as to which it has received instructions from Holders for the election of Directors and Supervisors in the manner so instructed; and not vote at the relevant meeting any Deposited Property represented by GDS', as to which the Depositary has not received instructions from the Holders for the election of Directors and Supervisors but will take such action as is necessary to cause all the Deposited Property to be counted for the purpose of satisfying applicable quorum requirements.

5.8 The Depositary shall not be required to take any action required by this Clause 5 and Condition 12 unless the Depositary has requested from the Company, and received, an opinion from the Company's legal counsel (such counsel being reasonably acceptable to the Depositary) at the expense of the Company to the effect that under ROC law (i) the voting arrangement is valid and binding on Holders under ROC law and the statutes of the Company and the Depositary is permitted to act in accordance with the provisions of this Clause 5 and Condition 12, (ii) the Depositary will not be deemed to be exercising voting discretion when causing the voting in accordance with this Clause 5 and Condition 12, and (iii) the Depositary will not be subject to any potential liability under ROC law for any losses arising from such voting on the ground that the voting is in accordance with Clause 5 and this Condition 12 is in violation of ROC law or under ROC law infringes the interests of Shareholders. In the event that the Depositary does not receive such an opinion, the

      Depositary will not grant the authorisation and appointment of the Designated Representative or the Substitute, and will have no obligation to take any further steps in relation to the exercise of voting rights arising in respect of any Deposited Shares or Certificates of Payment, PROVIDED THAT the Depositary shall take such action as is necessary to cause all the Deposited Property to be counted for the purpose of satisfying applicable quorum requirements, to the extent that the Depositary has requested from the Company, and received, an opinion from the Company's legal counsel (such counsel being reasonably acceptable to the Depositary) at the expense of the Company to the effect that under ROC law the Depositary is not prohibited to take such action.

5.9 If the Depositary is advised in the opinion referred to in Clause 5.8 that it is not permissible under ROC law to vote or procure the voting of the Deposited Shares or Certificates of Payment in accordance with this Clause 5 or Condition 12 or legal counsel is otherwise unable to provide the legal opinion referred to in Clause 5.8, or the Depositary determines that it is not reasonably practicable to do so, the Depositary shall have no obligation to take any further steps in relation to voting or procuring the voting of the Deposited Shares or Certificates of Payment.

5.10 By continuing to hold GDS', all Holders shall be deemed to have agreed to the provisions of this Clause 5 and Condition 12, as they may be amended from time to time in accordance with applicable ROC law.

5.11 The Depositary shall not, and the Depositary shall ensure that the Custodian and its nominees do not, under any circumstances, exercise any discretion as to voting. Neither the Depositary nor the Custodian or its nominees shall vote or attempt to exercise the right to vote that attaches to the Deposited Shares or Certificates of Payment, other than in accordance with instructions given (or deemed given) by Holders in accordance with Clause 5 and this Condition 12.

6.    CONDITIONS

      The Depositary shall comply with, and perform the obligations imposed upon it by, and the Company will perform the obligations expressed to be imposed on it by, the Master GDS' and the Conditions (in particular, but without prejudice to the generality of this Clause, Conditions 4, 5, 6, 7, 8, 9 and 10) and the provisions contained in the Conditions shall have full effect in the like manner as if the same had been incorporated in full herein except that in the case of conflict or inconsistency the terms set out herein shall prevail over the Conditions.

      The Depositary will, at the Company's expense, comply with written instructions of the Company not to accept for deposit hereunder any Shares or Certificates of Payment identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws in any jurisdiction.

7.    UNDERTAKINGS OF THE COMPANY

      So long as the Deposited Shares are represented by GDS', the Company will:

7.1 use its best endeavours to maintain, so long as any GDS is outstanding, a listing for the GDS' on the Luxembourg Stock Exchange. For that purpose the Company will pay all fees and sign and deliver all undertakings required by the Luxembourg Stock Exchange in connection therewith. In the event that the listing on the Luxembourg Stock Exchange is not maintained, the Company will use its best endeavours with the reasonable assistance of the Depositary (provided at the Company's expense) to obtain and maintain a listing of the GDS' on any other internationally recognised stock exchange in Europe;

7.2 use its best endeavours to procure the appointment of a successor depositary as soon as reasonably possible following the giving of a notice of the termination of the appointment of the Depositary or the receipt of a notice of resignation from the Depositary, such appointment to take effect from the date of termination specified in such notice;

7.3 inform the Depositary if any Shares or Certificates of Payment issued by it which may be deposited under Condition 1 do not, by reason of the date of issue or otherwise, rank pari passu in all respects with the other Deposited Shares or Certificates of Payment and of the total number of the Company's issued and outstanding Shares upon request for such information by the Depositary to the Company and provide forthwith upon request such additional information, facilities and assistance as may reasonably be requested by the Depositary to enable it to discharge the powers, rights and duties vested in it hereunder or under the Conditions;

7.4 unless prohibited by applicable law or regulation, give its consent to, and, if requested, use all reasonable endeavours to facilitate, any distribution, sale or subscription (which, without limitation, shall not include any registration of such distribution, sale or subscription under the Securities Act) by the Depositary or the Holders pursuant to Condition 1, 4, 5, 6, 7 or 10 (including the obtaining of legal opinions from counsel reasonably satisfactory to the Depositary and the Company concerning such matters as the Depositary may reasonably specify) and subject to the penultimate paragraph of Condition 7;

7.5 to the extent reasonably practicable take such action as may be required in obtaining or filing any authorisation, consent, registration, permit or report under Condition 11.2 and Clause 8.4;

7.6 send to the Depositary (so long as any GDS is outstanding) six copies in the English language (and shall make available to the Depositary, Custodian and any Agent as many further copies as they may reasonably require to satisfy requests from Holders) of:

      (i) in respect of the financial year ended on 31 December 2003 and in respect of each financial year thereafter, the non-consolidated (and, if published for holders of Shares, consolidated) balance sheets as at the end of such financial year and the non-consolidated (and, if published for holders of Shares, consolidated) statements of income for such financial year in respect of the Company, prepared in conformity with generally accepted accounting principles in ROC and reported upon by independent public accountants selected by the Company, as soon as practicable (and in any event within 180 days) after the end of such year; and

      (ii) if the Company publishes semi-annual financial statements for holders of Shares, such semi-annual financial statements of the Company as soon as practicable after the same are published and in any event no later than three months after the end of the period to which they relate;

      (iii) if the Company publishes quarterly statements for holders of Shares, such quarterly financial statements as soon as practicable after the same are published, and in any event no later than one month after the end of the period to which they relate;

7.7 transmit to the Depositary and the Custodian such number of copies of any notices referred to in Condition 25 and other material (which contains information having a material bearing on the interests of Holders) furnished to holders of the Shares or other Deposited Property or such number of English translations of the originals if the originals were prepared in a language other than English, as the Depositary may reasonably request and in particular, without prejudice to the generality of the foregoing, notify the Depositary as soon as practicable after the fixing of any record date for determining the right to receive dividends or distributions; and

7.8 in the event of any issue of additional Shares, Certificates of Payment or of other securities (including rights to subscribe or purchase Shares, Certificates of Payment or securities convertible or exchangeable for Shares) as a distribution with respect to the Deposited Shares or other Deposited Property represented by GDS' or a further issue of Shares or Certificates of Payment to be represented by GDS', or further issues to Holders for cash of such additional Shares, Certificates of Payment or such other securities, the Company shall, at the cost of the Company, obtain and furnish to the Depositary a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect prior to making such distribution or other issue available to investors or to the owners of GDS' (as the case may be) and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such additional Shares, Certificates of Payment or other securities.

8.    WITHHOLDING TAXES AND APPLICABLE LAWS

8.1 In performing its obligations hereunder, the Depositary shall comply, and shall use its reasonable endeavours to procure that the Custodian and each Agent shall comply, with all applicable laws and regulations of the United States, ROC and the United Kingdom binding on each of them respectively.

8.2 Notwithstanding any other provision of this Agreement, before making any payment of dividends or other distributions or payments in respect of any Deposited Property, the

      Company shall make such deductions (if any) which, by the laws of ROC, the Company is required to make in respect of any income, capital gains or other taxes or levies and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company shall have no obligation to any person to apply any provision under any treaty or other arrangement between ROC and the country within which such person is resident. The Depositary will, as soon as practicable, notify Clearstream and Euroclear of any record date notified to it by the Company pursuant to Clause 7.7.

8.3 The Company will, as soon as possible after making a payment to the Depositary, furnish to the Depositary such evidence of deduction and payment of tax from the amount of the payment as may reasonably be requested by the Depositary.

8.4 If any governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required under any applicable law in ROC in order for the Depositary to receive from the Company Shares, Certificates of Payment or other securities to be deposited under the Conditions, or in order for Shares, Certificates of Payment or other securities or other property to be distributed under Condition 1, 4, 5, 6 or 10 or to be subscribed under Condition 7, or to offer any rights or sell any securities represented by such rights relevant to any Deposited Shares or other Deposited Property, the Company will apply for such authorisation, consent, registration or permit or file such report on behalf of the Holders within the time required under such law, subject to Clause 7.5. The Depositary shall not be obliged to distribute GDS' representing such Shares or Certificates of Payment, or Shares or Certificates of Payment, or other securities or other property to be deposited under the Conditions or make any offer of any such rights or sell any securities corresponding to any such rights with respect to which (as notified to the Depositary by the Company) such authorisation, consent, registration or permit or such report has not been obtained or filed, as the case may be, and shall have no duties to obtain any such authorisation, consent or permit, or to file any such report.

8.5 The Holders may be asked to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, officers and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of the inaccuracy of any information provided by such Holders in order to obtain any refund of taxes, reduced rate of withholding at source or other tax benefit obtained on behalf of such Holders.

      Neither the Depositary nor the Custodian nor the Company shall be liable for the failure by any Holder to obtain the benefits of tax credits on the basis of any non U.S. tax paid against such Holder's income tax liability.

      The Depositary is under no obligation to provide the Holders with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders on account of their ownership of the GDS', including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

9.    LIABILITY

9.1 In acting, hereunder the Depositary shall have only those duties, obligations and responsibilities expressly specified in this Agreement and the Conditions and, other than holding the Deposited Property for the benefit of Holders as bare trustee (upon the terms of Clause 3.8), does not assume any relationship of trust for or with the Holder or owners of GDS' or any other person.

9.2 Neither the Depositary, the Custodian, the Company, any Agent, nor any of their agents, officers or directors or employees shall incur any liability to any other of them or to any Holder or owner of a GDS or any other person with an interest in any GDS' if, by reason of any provision of any present or future law or regulation of ROC or any other country or of any relevant governmental or regulatory authority, or by reason of the interpretation or application of any such present or future law or regulation or any change therein, or by reason of any other circumstances beyond their control or, in the case of the Depositary, the Custodian, any Agent, or any of their agents, officers or directors or employees by reason of any provision, present or future, of the constitutive documents of the Company or the provisions applicable to the Shares, any of them shall be prevented, delayed or forbidden from doing or performing any act or thing which the terms of this Agreement or the Conditions provide shall or may be done or performed; nor shall any of them incur any liability in the absence of wilful default, negligence, or bad faith to any Holder or owner of GDS' or any other person with an interest in any GDS' by reason of any exercise of, or failure to exercise, any voting rights attached to the Deposited Shares or any of them or any other discretion or power provided for in this Agreement. Any such party may rely on, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been duly signed or presented (including a translation which is made by a translator believed by it to be competent or which appears to be authentic).

9.3 Neither the Depositary nor any Agent shall be liable (except for its own wilful default, negligence, or bad faith or that of its Agents, officers or employees) to the Company or any Holder or owner of GDS' or any other person by reason of having accepted as valid or not having rejected any certificate for Shares, Certificates of Payment or GDS' or any signature on any transfer or instruction purporting to be such and subsequently found to be forged or not authentic. For the avoidance of doubt, neither party shall be responsible for its failure to perform any obligations under this Agreement or the Conditions EXCEPT where such failure is attributable to its wilful default, negligence or bad faith.

9.4 The Depositary and its agents may engage or be interested in any financial or other business transactions with the Company or any of its subsidiaries or affiliates, or in relation to the

      Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time hold or be interested in GDS' for its own account, and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by it as a bank, and not in the capacity of Depositary, in relation to matters arising under this Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holders or any other person for any profit arising therefrom.

9.5 The Depositary shall endeavour to effect any such sale as is referred to or contemplated in Condition 1, 5, 6, 7, 10, 13 or 21 or any such conversion as is referred to in Condition 8 in accordance with the Depositary's normal practices and procedures but shall have no liability (in the absence of its own wilful default, negligence, or bad faith or that of its Agents, officers, directors or employees) with respect to the terms of such sale or conversion or if such sale or conversion shall not be reasonably practicable.

9.6 The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of its obligations under or in connection with this Agreement or the Conditions.

9.7 The Depositary shall have no responsibility whatsoever to the Company, any Holders, or any owner of GDS' or any other person as regards any deficiency which might arise because the Depositary is subject to any tax in respect of the Deposited Property or any part thereof or any income therefrom or any proceeds thereof.

9.8 In connection with any proposed modification, waiver, authorisation or determination permitted by the terms of this Agreement, the Depositary shall not, except as otherwise expressly provided in Condition 22, be obliged to have regard to the consequence thereof for the Holders or the owners of GDS' or any other person.

9.9 Notwithstanding anything else contained in this Agreement or the Conditions, the Depositary may refrain from doing anything which could or might, in its reasonable opinion, be contrary to any law of any jurisdiction or any directive or regulation of any agency or state or which would or might otherwise render it liable to any person and the Depositary may do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation.

9.10 The Depositary may, in relation to this Agreement and the Conditions, act or take no action on the advice or opinion of, or any certificate or information obtained from, any lawyer, valuer, accountant, banker, broker, securities company or other expert whether obtained by the Company, the Depositary or otherwise and shall not be responsible or liable for any loss or liability occasioned by so acting or refraining from acting or relying on information from persons presenting Shares or Certificates of Payment for deposit or GDS' for surrender or requesting transfers thereof.

9.11 Any such advice, opinion, certificate or information (as discussed in Clause 9.10) may be sent or obtained by letter, telex, facsimile transmission, telegram or cable and the Depositary shall not be liable for acting on any advice, opinion, certificate or information purported to be conveyed by any such letter, telex or facsimile transmission although (without the Depositary's knowledge) the same shall contain some error or shall not be authentic.

9.12 The Depositary may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing, a certificate, letter or other communication, whether oral or written, signed or otherwise communicated on behalf of the Company by a Director of the Company or by a person duly authorised by a Director of the Company or such other certificate from persons specified in Clause 9.10 above which the Depositary considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible for any loss or liability that may be occasioned by the Depositary acting on such certificate.

9.13 The Depositary shall have no obligation under the Deposit Agreement except to perform its obligations as are specifically set out therein without wilful default, negligence, or bad faith.

9.14 The Depositary may delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons, whether being a joint depositary of this Agreement or not and not being a person to whom the Company may reasonably object, all or any of the powers, authorities and discretions vested in the Depositary by this Agreement and such delegation may be made upon such terms and subject to such conditions, including power to sub-delegate, and subject to such regulations as the Depositary may in the interests of the Holders think fit, provided that no objection from the Company to any such delegation as aforesaid may be made to a person whose financial statements are consolidated with those of the Depositary's ultimate holding company. Any delegation by the Depositary shall be on the basis that the Depositary is acting on behalf of the Holders and the Company in making such delegation. The Company shall not (in any circumstances) and the Depositary shall not (provided that it shall have exercised reasonable care in the selection of such delegate) be bound to supervise the proceedings or be in any way responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. However, the Depositary shall, if practicable, and if so requested by the Company, pursue (at the Company's expense and subject to receipt by the Depositary of such indemnity and security for costs as the Depositary may reasonably require) any legal action it may have against such delegate or sub-delegate, arising out of any such loss caused by reason of any such misconduct or default. The Depositary shall, within a reasonable time of any such delegation or any renewal, extension or termination thereof, give notice thereof to the Company. Any delegation under this Clause which includes the power to sub-delegate shall provide that the delegate shall, within a specified time of any sub-delegation or amendment, extension or termination thereof, give notice thereof to the Company and the Depositary.

9.15 The Depositary may, in the performance of its obligations hereunder, instead of acting personally, employ and pay an agent, whether a solicitor or other person, to transact or concur in transacting any business and do or concur in doing all acts required to be done by such party, including the receipt and payment of money.

9.16 The Depositary shall be at liberty to hold or to deposit this Agreement and any deed or document relating thereto in any part of the world with any banking company or companies (including itself) whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers of good repute, and the Depositary shall not (in the case of deposit with itself, in the absence of its own negligence, wilful default or bad faith or that of its Agents, directors, officers or employees) be responsible for any losses, liability or expenses incurred in connection with any such deposit.

9.17 Notwithstanding anything to the contrary contained herein or in the Conditions, the Depositary shall not be liable in respect of any loss or damage which arises out of or in connection with its performance or non-performance of or the exercise or attempted exercise of, or the failure to exercise any of, its powers or discretions under this Agreement, except to the extent that such loss or damage arises from the wilful default, negligence, or bad faith of the Depositary or that of its Agents, officers, directors or employees.

9.18 No provision of this Agreement or the Conditions shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and security against such risk of liability is not assured to it.

9.19 For the avoidance of doubt, the Depositary shall be under no obligation to check, monitor or enforce compliance with any ownership restrictions in respect of GDS', Certificates of Payment or Shares under any applicable ROC law as the same may be amended from time to time. Notwithstanding the generality of Condition 3, the Depositary shall refuse to register any transfer of GDS' or any deposit of Shares or Certificates of Payment against issuance of GDS' if notified by the Company, or the Depositary becomes aware of the fact, that such transfer or issuance would result in a violation of the limitations set forth above.

9.20 No disclaimer of liability under the Securities Act is intended by any provision of this Agreement.

9.21 Notwithstanding anything herein to the contrary, neither the Depositary, the Custodian nor any of their respective directors, employees, officers or affiliates shall incur any liability for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.

10.   DEPOSITARY'S FEES, COSTS, EXPENSES AND INDEMNITIES

10.1 The Depositary shall be entitled to charge the following remuneration and to receive the following remuneration and reimbursement (such remuneration and reimbursement being payable on demand) in respect of its services under this Agreement:

      10.1.1 from the Holders:

             (a) for the issue of GDS' (other than upon the issue of GDS' pursuant to the Offering) or the cancellation of GDS' upon the withdrawal of Deposited Property: U.S.$5.00 or less per 100 GDS' (or portion thereof) issued or cancelled;

             (b) for issuing GDS certificates in definitive registered form in replacement for mutilated, defaced, lost, stolen or destroyed GDS certificates: a sum per GDS certificate which is determined by the Depositary to be a reasonable charge to reflect the work, costs and expenses involved;

             (c) for issuing GDS certificates in definitive registered form (other than pursuant to (b) above): the greater of U.S.$1.50 per GDS certificate (plus printing costs) or such other sum per GDS certificate which is determined by the Depositary to be a reasonable charge to reflect the work plus costs (including, but not limited to, printing costs) and expenses involved;

             (d) for receiving and paying any cash dividend or other cash distribution on or in respect of the Deposited Shares: a fee of U.S.$0.02 or less per GDS for each such dividend or distribution;

             (e) in respect of any issue of rights or distribution of Shares or Certificates of Payment (whether or not evidenced by GDS') or other securities or other property (other than cash) upon exercise of any rights, any free distribution, stock dividend or other distribution: U.S.$5.00 or less per 100 outstanding GDS' (or portion thereof) for each such issue of rights, dividend or distribution; and

             (f) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents, in connection with the servicing of Deposited Shares or other Deposited Property (which charge shall be assessed against Holders as of the date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or deducting such charge form one or more cash dividends or other cash distributions, together with all expenses (including currency conversion expenses), transfer and registration fees, taxes, duties and charges payable by the Depositary, any Agent or the Custodian, or any of their agents, in connection with any of the above; and

      10.1.2 from the Company, such sums and amounts as may be specified in a letter between the Company and the Depositary of even date herewith.

10.2 All fees, taxes, duties, charges, costs and expenses which are payable by the Company shall be paid by the Company to the Depositary once every three months therefore subject to all necessary ROC exchange control and other consents and approvals having been obtained (which the Company undertakes to use its best endeavours to obtain).

10.3 The Company agrees to indemnify the Depositary, the Custodian and their respective officers, directors, employees and agents, and hold them each harmless from and against, and shall reimburse them each for, any and all losses, costs, damages, judgements, claims, actions, proceedings, expenses or other liabilities (including but not limited to attorneys' fees and expenses and, in each case, irrecoverable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to herein as "LOSSES") arising from or incurred in connection with the exercise of its powers and performance of its duties under this Agreement, the Conditions or the Deed Poll except for such Losses caused by or resulting from any wilful default, negligence of the Depositary, the Custodian or any of their respective officers, directors, employees and Agents. The Depositary shall hold the benefit of this Clause 10.3 on trust for itself, the Custodian and for its and the Custodian's respective officers, directors, employees and agents. Whether or not to seek to enforce this Clause 10.3 on behalf of any such person shall be entirely at the discretion of the Depositary.

10.4 The Depositary shall be liable for and shall indemnify the Company and its officers, directors, employees and agents and hold them each harmless from any Losses arising from or incurred in connection with or otherwise related to this Agreement or the Conditions but only to the extent that such Losses are caused by or result from any wilful default, negligence or bad faith of the Depositary, Citibank, N.A. - Taipei branch as custodian hereunder, or their respective officers, directors, and employees. The Company shall hold the benefit of this Clause 10.4 on trust for itself, its officers, directors and employees and agents. Whether or not to seek to enforce this Clause 10.4 on behalf of any such person shall be entirely at the discretion of the Company.

11.   RESIGNATION AND TERMINATION OF APPOINTMENT OF THE DEPOSITARY

11.1 The Company may terminate the appointment of the Depositary under this Agreement by giving at least 60 days' prior notice in writing to the Depositary and the Custodian and the Depositary may resign as Depositary by giving at least 120 days' prior notice in writing to the Company and the Custodian. Within 30 days after the giving of either such notice, notice thereof shall be duly given by the Depositary to the Holders, in accordance with Condition 23 and to the Luxembourg Stock Exchange.

      The termination of the appointment or resignation of the Depositary shall take effect on the date specified in such notice; PROVIDED THAT no such termination of appointment or resignation shall take effect until the appointment by the Company of a successor depositary under this Agreement and the acceptance of such appointment to act in accordance with the terms hereof and of the Conditions, by the successor depositary. The Company undertakes to use its best endeavours to procure the appointment of a successor depositary with effect from the date of termination specified in such notice as soon as reasonably possible following notice of such termination or resignation. Upon any such appointment and acceptance, notice thereof shall be duly given by the Depositary to the Holders in accordance with Condition 23 and to the Luxembourg Stock Exchange.

11.2 In accordance with Condition 20, upon the termination of the appointment or resignation of the Depositary and against payment of all fees and expenses due to the Depositary under this Agreement, the Depositary shall deliver to its successor as depositary sufficient information and records to enable such successor efficiently to perform its obligations under this Agreement and shall deliver and pay to such successor depositary all property and cash held by it under this Agreement. Upon the date when such termination of appointment or resignation takes effect, the Custodian shall be deemed to be the Custodian hereunder for such successor depositary and shall hold the Deposited Property for such successor depositary and the Depositary shall thereafter have no obligation hereunder or under the Conditions (other than liabilities accrued prior to the date of termination of appointment or resignation or any liabilities stipulated in relevant laws or regulations).

12.   TERMINATION OF DEPOSIT AGREEMENT

12.1 Either the Company or the Depositary but, in the case of the Depositary, only if the Company has failed to appoint a replacement Depositary within 90 days of the date on which the Depositary has given notice pursuant to Condition 20 that it wishes to resign, may terminate the Deposit Agreement by giving 90 days' prior notice to the other and to the Custodian. Within 30 days after the giving of such notice, notice of such termination shall be duly given by the Depositary to Holders of all GDS' then outstanding in accordance with Condition 23.

12.2 During the period beginning on the date of the giving of such notice by the Depositary to the Holders and ending on the date on which such termination takes effect, each Holder shall be entitled to obtain delivery of the Deposited Property relative to each GDS held by it, subject to the provisions of Condition 1.1 and upon compliance with Condition 1, upon payment of the charge specified in Condition 16.1(i) and Clause 10.1.1(a) for such delivery and surrender, and together with all amounts which the Depositary is obliged to pay to the Custodian upon payment by the Holder of any sums payable by the Depositary to the Custodian and/or any other expenses incurred by the Depositary in connection with such delivery and surrender, and otherwise in accordance with this Agreement.

12.3 If any GDS' remain outstanding after the date of termination, the Depositary shall as soon as reasonably practicable sell the Deposited Property then held by it under this Agreement and shall not register transfers, shall not pass on dividends or distributions or take any other action, except that (a) the Depositary shall be required to collect distributions on the Deposited Property and distribute shares and other Deposited Property to the Holders upon the Holders' cancellation of the GDS' for so long as any Deposited Property is held by the Depositary, and
      (b) it will deliver the net proceeds of any such sale, together with any other cash then held by it under this Agreement, pro rata to Holders of GDS' which have not previously been so surrendered by reference to that proportion of the Deposited Property which is represented by the GDS' of which they are the Holders. After making such sale, the Depositary shall be discharged from all obligations under this Agreement and the Conditions, except its obligations to account to Holders for such net proceeds of sale and other cash comprising the Deposited Property without interest.

12.4 For the avoidance of doubt, any obligations of the Company herein to make payments to the Depositary and indemnify it and any obligation of the Depositary to indemnify the Company shall in respect of any event occurring before termination survive any such termination.

13.   AMENDMENT OF DEPOSIT AGREEMENT AND CONDITIONS

      All and any of the provisions of this Agreement and the Conditions (other than Condition 22) may at any time and from time to time be amended by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any such amendment shall be made subject to and in accordance with the provisions of Condition 22.

14.   NOTICES

14.1 Any notice or demand to the Company or the Depositary or any approval or certificate required to be given, made or served for any purposes under this Agreement shall be in the English language and shall be given, made or served by sending the same by prepaid post (first class if domestic, first class airmail if overseas) or air courier or by telex, facsimile transmission or by delivering it by hand as follows:

      The Company:                          MACRONIX INTERNATIONAL CO., LTD.
                                            No. 16, Li-Hsin Road
                                            Science-Based Industrial Park
                                            Hsin Chu, Taiwan, ROC
                                            Attention: CFO
                                            Fax: 03-563-2999
                                            Tel: 03-578-6688/#76631

      The Depositary:      Citibank, N.A.
                                            111 Wall Street
                                            New York, New York  10005
                                            Attention: Depositary Receipts Dept.
                                            Fax: 001 212 825 5398

      or to such other address as shall have been notified (in accordance with this Clause) to the other party thereto and any notice or demand sent by post as aforesaid shall be given, made or served three days (in the case of domestic post) or seven days (in the case of overseas post) after despatch and any notice or demand sent by telex as aforesaid shall be effective when the sender receives the answerback from the addressee at the end of the telex and any notice or demand sent by facsimile transmission as aforesaid shall be effective when the intended recipient has confirmed by telephone to the transmitter thereof that the recipient has received such facsimile in complete and legible form.

14.2 Any notice to be given to any Holder shall be given in the manner specified in Condition 23, the provisions of which will apply to determine whether notices given to Holders or received from Holders have been validly given or received.

15.   SEVERABILITY

      If any one or more of the provisions contained in this Agreement or the Conditions shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or otherwise disturbed thereby.

16.   COPIES OF THIS AGREEMENT

      Certified or conformed copies of this Agreement shall be filed with the Depositary and the Custodian and shall be available to Holders for inspection during normal business hours on any business day at the specified offices of the Depositary and any Agent and at the Main Office of the Custodian.

17.   GOVERNING LAW

17.1 This Agreement and the GDS' are governed by and shall be construed in accordance with English law, except that the certifications in the Schedules hereto and any provisions relating thereto shall be governed by and construed in accordance with the laws of the State of New York. The rights and obligations attaching to the Deposited Shares or Certificates of Payment will be governed by ROC law. The Company has submitted in respect of this Agreement and the Deed Poll to the jurisdiction of the English courts and the courts of the State of New York and any United Stated Federal court sitting in the Borough of Manhattan, New York City and has appointed an agent for service of process in London and the Borough of Manhattan, New York City.

17.2 The courts of England are to have jurisdiction to settle any disputes (each a "DISPUTE") which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement and the GDS' ("PROCEEDINGS") may be brought in such courts. Without prejudice to the foregoing, each party further irrevocably agrees that any Proceedings may be brought in any New York State or United States Federal Court sitting in the Borough of Manhattan, New York City. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

17.3 These submissions are made for the benefit of the Depositary and shall not limit the right of the Depositary to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions (whether concurrently or not) to the extent permitted by law.

17.4 In the event any third-party action or proceeding is instituted against the Depositary relating to or arising from any act or failure to act by the Company, the Company hereby submits to the personal jurisdiction of the court or administrative agency in which such action or proceeding is brought.

17.5 To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Deposited Shares or Deposited Property, the GDSs, the Certificate of Payment or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

18.   ARBITRATION AND SUBMISSION

18.1 Notwithstanding any other provision of this Agreement, the parties to this Agreement agree that the Depositary may elect, by notice in writing to the Company, that the Dispute be resolved by arbitration and not litigation. In such case, the dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration (the "RULES") and finally resolved by arbitration under the Rules which Rules are deemed to be incorporated by reference into this clause. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

18.2  The parties to this Agreement agree that:

      (i) The number of arbitrators shall be three, appointed by the London Court of International Arbitration in accordance with its Rules;

      (ii)  The place of the arbitration shall be London;

      (iii) The language to be used in the arbitration proceedings shall be English; and

      (iv)  The decision and award of the arbitration shall be final.

18.3 If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an "EXISTING DISPUTE"), or arises out of substantially the same facts as are the subject of an Existing Dispute (in either case a "RELATED DISPUTE"), the arbitrators appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the Arbitrators in respect of any Related Dispute.

18.4 The arbitrators, upon the request of one of the parties to a Dispute or a party to this Agreement which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute, may join any party to any reference to arbitration proceedings in relation to that Dispute and may make a single, final award determining all Disputes between them. Each of the parties to this Agreement hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute.

18.5 Where, pursuant to the above provisions, the same arbitrators have been appointed in relation to two or more Disputes, the arbitrators may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitrators think fit. The arbitrators shall have power to make such directions and any provisional, interim or partial awards as they consider just and desirable.

18.6 The parties hereby agree to waive any right of appeal to any court of law or other judicial authority insofar as such waiver may be validly made.

18.7 In the event that the Depositary is made a party to or is otherwise required to participate in any litigation, arbitration or proceeding (whether judicial or administrative) which arises from or is related to or is based upon any act or failure to act by the Company, or which contains allegations to such effect, upon notice from the Depositary, the Company shall fully co-operate with the Depositary in connection with such litigation, arbitration or proceeding.

18.8 The Company irrevocably appoints Law Debenture Corporate Services Limited with offices at 5th Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, as its agent in England to receive process which may be served in any suit or Proceeding in England arising out of or relating to the Deposited Shares, the GDS', the Conditions or this Agreement and appoints Macronix America, Inc. with offices at 491 Fairview Way, Milpitas, CA 95025-0302 as its agent in New York to receive service of process in any suit or Proceedings in New York arising out of or relating to the Deposited Shares, the GDS', the Conditions or this Agreement. If for any reason the Company does not have such an agent in England or New York as the case may be, it will promptly appoint a substitute process agent and notify the Holders and the Depositary of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law. The Depositary irrevocably appoints Citibank, N.A. - London Branch , Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England as its agent in England to receive service of process on any suit or Proceedings in England based on any of the GDS'. If for any reason the Depositary does not have such an agent in England, it will promptly appoint a substitute process agent and notify the Holders of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.

18.9 Notwithstanding that the Conditions are expressed to be subject to the detailed provisions of this Agreement, this Clause 18 shall be effective as between the Depositary and the Company only and shall not affect the application of Condition 28.4 as between the Depositary and a Holder.

19.   THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 of the United Kingdom to enforce any term of this Agreement but this does not affect any right or remedy granted under the Deed Poll or which otherwise exists or is available apart from that Act.

20.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same documents.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

         FORMS OF CERTIFICATE IN DEFINITIVE REGISTERED FORM REPRESENTING
                            GLOBAL DEPOSITARY SHARES

On the front:

THIS GLOBAL DEPOSITARY SHARE AND THE ORDINARY SHARES OF MACRONIX INTERNATIONAL CO., LTD. REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS THE PERIOD ENDING 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE GDS OFFERING, THE ORIGINAL ISSUE DATE OF THE GDS' AND THE LATEST ISSUE DATE WITH RESPECT TO THE ADDITIONAL GDS', IF ANY, ISSUED TO COVER OVER-ALLOTMENTS) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

UPON THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD REFERRED TO ABOVE, THIS GLOBAL DEPOSITARY SHARE AND THE SHARES REPRESENTED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THE GLOBAL DEPOSITARY SHARES REPRESENTED HEREBY AND THE SHARES REPRESENTED THEREBY BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

GDS' in respect of [-] Shares
[CUSIP] No: [-]
[CINS] No: [-]

                        MACRONIX INTERNATIONAL CO., LTD.
                    (Incorporated as a limited company under
                       the laws of the Republic of China)

                       GLOBAL DEPOSITARY SHARE CERTIFICATE

                    in respect of registered ordinary shares
            in the share capital of MACRONIX INTERNATIONAL CO., LTD.
                      each having a nominal value of NT$10
                                 (the "SHARES")

THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated April 5, 2004 (the "DEPOSIT AGREEMENT") between MACRONIX INTERNATIONAL CO., LTD. and Citibank, N.A. (the "DEPOSITARY") there have been deposited with the Depositary, or with a custodian (the "CUSTODIAN") duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Shares and (2) that [-] of [-] (the "HOLDER") is, at the date hereof, entered in the Register maintained by the Depositary as holder of [-] Global Depositary Shares ("GDS'") and is entitled, upon compliance with the Conditions endorsed hereon (the "CONDITIONS") and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in ROC to a person specified by the Holder hereof (i) a certificate or certificates for such number of Shares represented hereby and (ii) any other Deposited Property, or (b) to have such certificate or certificates and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of such agent in each case located in ROC or such other place as is permitted under applicable law from time to time. The words "DEPOSITED PROPERTY" shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the Conditions and the terms of the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such shares or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Releasee to receive any Shares or GDS' pursuant to the contract governing the Pre-Release. Capitalized terms used but not otherwise defined herein shall have the meaning given thereto in the Deposit Agreement.

This Global Depositary Share certificate is evidence of entitlement only. Title to the GDS' passes only upon due registration in the Register maintained by the Depositary and only the duly registered holder is entitled to payments and other rights in respect of the GDS'. Holders and owners of GDS' (as defined in the Deposit Agreement) are not parties to the Deposit Agreement and thus, under English law, have no contractual rights against, or obligations to, the Company under the Deposit Agreement. Notwithstanding the foregoing, the Company has entered into a Deed Poll dated on or about April 5, 2004 under which any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the "Depositary" in respect of that number of Shares to which the GDS' of which he is a Holder relate if the Company fails to perform any obligation imposed upon it by the relevant provisions of the Deposit Agreement which is material to the interests of the Holders (as a class). The Depositary is under no duty to enforce any of the provisions of the Deposit Agreement on behalf of any Holder or owner of GDS'.

Dated [-]

By:

      Authorised Signatory

                              TERMS AND CONDITIONS

              TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY SHARES

The following terms and conditions (subject to completion and amendment and excepting sentences in italics) will apply to the Global Depositary Shares, and will be endorsed on each Global Depositary Receipt certificate:

[To follow from the Offering Circular]

                                   SCHEDULE 2

                               FORM OF MASTER GDS

THIS MASTER REGULATION S GLOBAL DEPOSITARY SHARE AND THE ORDINARY SHARES OF MACRONIX INTERNATIONAL CO., LTD. REPRESENTED HEREBY (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND, PRIOR TO THE EXPIRATION OF A DISTRIBUTION COMPLIANCE PERIOD (DEFINED AS THE PERIOD ENDING 40 DAYS AFTER THE LATEST OF THE COMMENCEMENT OF THE GDS OFFERING, THE ORIGINAL ISSUE DATE OF THE GDS' AND THE LATEST ISSUE DATE WITH RESPECT TO THE ADDITIONAL GDS', IF ANY, ISSUED TO COVER OVER-ALLOTMENTS) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

UPON THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD REFERRED TO ABOVE, THIS REGULATION S GLOBAL DEPOSITARY SHARE AND THE SHARES REPRESENTED HEREBY SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THE GLOBAL DEPOSITARY SHARES REPRESENTED HEREBY AND THE SHARES REPRESENTED THEREBY BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.

                                                                        ISIN No:
                                                                 Common Code No:

                        MACRONIX INTERNATIONAL CO., LTD.
   (incorporated as a limited company under the laws of the Republic of China)

                   MASTER REGULATION S GLOBAL DEPOSITARY SHARE
              initially representing [-] registered ordinary shares
                       of MACRONIX INTERNATIONAL CO., LTD.
                        each having a par value of NT$10
                                 (the "SHARES")

THIS IS TO CERTIFY (1) that pursuant to a Deposit Agreement dated April 5, 2004 (the "DEPOSIT AGREEMENT") between MACRONIX INTERNATIONAL CO. LTD (the "COMPANY") and Citibank, N.A. (the "DEPOSITARY") there have been deposited the Depositary, or with the custodian

(the "CUSTODIAN") duly appointed by the Depositary, certificates which name the Depositary or its nominee or the Custodian or its nominee as holder in respect of the Shares and (2) that the Common Depositary (the "HOLDER") is, at the date hereof, entered in the Register maintained by the Depositary (the "REGISTER") as holder of the number of Global Depositary Shares ("GDS'") shown from time to time in the Register and is entitled upon compliance with the Conditions endorsed hereon (the "CONDITIONS") and the terms of the Deposit Agreement, to the benefit of the Conditions and at the option of the Holder (a) to have the Depositary deliver at the office of the Custodian in ROC to a person specified by the Holder hereof (i) a certificate or certificates in respect of Shares registered in the name of the Depositary or its nominee and (ii) any other Deposited Property, or (b) to have such certificate or certificates and any other Deposited Property forwarded at the risk and expense of the Holder, for delivery at the specified office of the Depositary or of such agent in each case located in ROC or such other place as is permitted under applicable law from time to time. The words "DEPOSITED PROPERTY" shall mean such number of Shares represented hereby and all and any rights, interests and other securities, property and cash for the time being held by the Custodian or the Depositary or their respective agents and attributable to such number of Shares pursuant to the Conditions and the terms of the Deposit Agreement, together with any right of the Depositary or the Custodian to receive such Shares or any such rights, interests and securities, property and cash as aforesaid other than any right of the Depositary or the Custodian against any Pre-Releasee to receive any Shares or GDS' pursuant to the contract governing the Pre-Release. Capitalised terms used herein but not defined shall have the meanings given to them in the Deposit Agreement.

Any increase or decrease in the number of GDS' represented hereby from that initially notified to the Holder will promptly be notified to the Holder by the Depositary.

This Master GDS is evidence of entitlement only. Title to this Master GDS passes only upon due registration in the Register and only the duly registered holder is entitled to payments in respect thereof. All rights of the Holder of this Master GDS are expressly subject to the provisions of the Deposit Agreement herein mentioned (pursuant to which this Master GDS is issued) and to the Conditions endorsed hereon, all of which form a part of the contract evidenced by this Master GDS and to all of which the Holder hereof assents by accepting this Master GDS.

This Master GDS will only be exchanged for certificates in definitive registered form representing GDS' in the circumstances described in (i), (ii) or (iii) below in whole but not in part and until exchanged in full is subject to the Conditions and the Deposit Agreement. The Depositary hereby irrevocably undertakes to deliver certificates in definitive registered form in exchange for this Master GDS to Holders in the event that:

(i) Clearstream or Euroclear or any successor advises the Company in writing at any time that it is unwilling or unable to continue as depositary and a successor depositary is not appointed within 90 calendar days; or

(ii) either Clearstream or Euroclear is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does, in fact, do so and no alternative clearing system satisfactory to the Depositary is available within 45 days; or

(iii) the Depositary has determined that, on the occasion of the next payment in respect of the Master GDS, the Depositary or its agent would be required to make any deduction or withholding from any payment in respect of the Master GDS which would not be required were the GDS' represented by certificates in definitive registered form, provided that the Depositary shall have no obligation to so determine or to attempt to so determine, within 60 days of the occurrence of the relevant event. Any such exchange shall be at the expense (including printing costs) of the Company.

Upon any exchange of a part of this Master GDS for GDS' in definitive form, or any distribution of GDS' pursuant to Conditions 5, 7, and 10 or any reduction in the number of GDS' represented hereby following any withdrawal of Deposited Property pursuant to Condition 1, the relevant details will be entered by the Depositary on the Register maintained by the Depositary (which shall be maintained at all times outside the United Kingdom and ROC,) whereupon the number of Deposited Shares represented by this Master GDS will be reduced or increased (as the case may be) accordingly. If the number of GDS' represented by this Master GDS is reduced to zero this Master GDS shall continue in existence until the obligations of the Company under the Deposit Agreement and the obligations of the Depositary under the Deposit Agreement and the Conditions have terminated.

PAYMENTS, DISTRIBUTIONS AND VOTING RIGHTS

Payments of cash dividends and other amounts (including cash distributions) in respect of the GDS' represented by this Master GDS will be made by the Depositary through Euroclear and Clearstream on behalf of persons entitled thereto upon receipt of funds therefor from the Company. Any free distribution or rights issue of Shares to the Depositary on behalf of the Holders will result in the records of the Depositary being adjusted to reflect the enlarged number of GDS' represented by this Master GDS.

Holders of GDS' will have voting rights in respect of the underlying shares as set out in Condition 12 and Clause 5 of the Deposit Agreement. Voting rights will be exercised by the Depositary only upon receipt of instructions (actual or deemed) in accordance with the Conditions and the Deposit Agreement and if permitted by law, which shall be subject to an opinion being given by the Company's legal counsel, such counsel being reasonably satisfactory to the Depositary, that the Depositary can do so. In the absence of an opinion from legal counsel as aforesaid, the Depositary shall not exercise any voting rights and shall have no liability to the Company or any Holder for any action taken or not taken as the case may be.

SURRENDER OF GDS'

Any requirement in the Conditions relating to the surrender of a GDS to the Depositary shall be satisfied by the production by Euroclear or Clearstream, on behalf of a person entitled to an interest therein, of such evidence of entitlement of such person as the Depositary may reasonably require, which is expected to be a certificate or other documents issued by Euroclear or Clearstream. The delivery or production of any such evidence shall be sufficient evidence, in favour of the Depositary, any Agent and the Custodian of the title of such person to receive (or to issue instructions for the receipt of) all moneys or other property payable or distributable and to issue voting instructions in respect of the Deposited Property represented by such GDS.

NOTICES

For as long as this Master GDS is registered in the name of a common nominee for Euroclear and Clearstream, notices to Holders may be given by the Depositary by delivery of the relevant notice to Euroclear and Clearstream, for communication to Holders in substitution for publications required by Condition 23 except that so long as the GDS' are listed on the Luxemburg Stock Exchange and the Luxembourg Stock Exchange so requires, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

This Master GDS shall be governed by and construed in accordance with English law.

Dated [-] 2004

By:   -------------------------
      Authorised Signatory

              TERMS AND CONDITIONS OF THE GLOBAL DEPOSITARY SHARES
                           [as set out in Schedule 1]

                                   DEPOSITARY

                                 Citibank, N.A.
                                 111 Wall Street
                            New York, New York 10005

                                    CUSTODIAN

                         Citibank, N.A. - Taipei Branch

                                   B1, No. 16
                                Nanking East Road
                                     Sec. 4
                                 Taipei, Taiwan
                                REPUBLIC OF CHINA

and/or such other Depositary and/or such other Custodian or Custodians and/or such other or further Agent or Agents and/or specified offices as may from time to time be duly appointed or nominated and notified to the Holders.

                                   SCHEDULE 3

                                     PART A

 CERTIFICATE AND AGREEMENT OF PERSONS ACQUIRING THE GDS' UPON DEPOSIT OF SHARES
   IN THE FACILITY PURSUANT TO CONDITION 1 OF THE GDS' AND CLAUSE 3.3 OF THE
                                DEPOSIT AGREEMENT

                                                                          [Date]

Citibank, N.A.
111 Wall Street
New York, New York  10005

Dear Sirs

                        MACRONIX INTERNATIONAL CO., LTD.

Reference is hereby made to the Deposit Agreement, dated April 5, 2004 (the "DEPOSIT AGREEMENT"), between MACRONIX INTERNATIONAL CO., LTD. (the "COMPANY") and Citibank, N.A. as Depositary with respect to Global Depositary Shares ("GDS'") issued thereunder. Capitalised terms used but not defined herein shall have the meanings given to them in the Deposit Agreement.

1. This certification and agreement is furnished in connection with the deposit of Shares in the Facility under the Deposit Agreement and issuance of GDS' pursuant to Condition 1 and Clause 3.3 of the Deposit Agreement.

2. We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the GDS' and the Shares represented thereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "ACT") or with any securities regulatory authority in any state or jurisdiction of the United States.

3.    We certify that either:

      (a) we are, or at the time the Shares are deposited and at the time the GDS' are issued will be, the beneficial owner of the Shares represented by such GDS', and (i) we are not a U.S. person (as defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act) and we have acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S under the Act), (ii) we are not an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of the GDS' and the Shares,

                                       OR

      (b) we are a broker-dealer acting on behalf of our customer, and such customer has confirmed to us that it is, or at the time the Shares are deposited and at the time the GDS' are issued will be, the beneficial owner of the Shares represented by such GDS' and (i) it is not a U.S. person (as defined in Regulation S under the Act) and it is located outside the United States (within the meaning of Regulation S under the Act) and it has acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S under the Act), (ii) it is not an affiliate of the Company or a person acting on behalf of such an affiliate, and (iii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of the GDS' and the Shares.

4. As the beneficial owner of the GDS' we agree (or if we are a broker-dealer acting on behalf of our customer, our customer has confirmed to us that as the beneficial owner of the GDS', it agrees) that prior to the expiration of 40 days after the latest of the commencement of the offering of GDS', the original issue date of the GDS', and the latest issue date with respect to the additional GDS', if any, issued to cover over-allotments (the "DISTRIBUTION COMPLIANCE PERIOD") neither we (or it) will offer, sell, pledge or otherwise transfer any GDS' or the Shares represented thereby except in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Act, in either case in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

                                very truly yours,

                           [name of CERTIFYING ENTITY]

                                      [By:      ]

                                      [Title:   ]

                                   SCHEDULE 3

                                     PART B

     CERTIFICATE AND AGREEMENT OF PERSONS RECEIVING DEPOSITED PROPERTY UPON WITHDRAWAL IN RELATION TO THE GDS' PURSUANT TO CONDITION 1 OF THE GDS' AND
                      CLAUSE 3.6 OF THE DEPOSIT AGREEMENT(1)

                                                                          [Date]

Citibank, N.A., as Depositary
111 Wall Street
New York, New York 10005

Dear Sirs

                        MACRONIX INTERNATIONAL CO., LTD.

Reference is hereby made to the Deposit Agreement, dated April 5, 2004 (the "DEPOSIT AGREEMENT"), between MACRONIX INTERNATIONAL CO., LTD. (the "COMPANY") and Citibank, N.A., as Depositary with respect to Global Depositary Shares ("GDS'") issued thereunder. Capitalised terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1. We are surrendering a GDS or GDS' in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Property represented by such GDS' (the "SHARES") pursuant to Condition 1 of the GDS and Clause 3.6 of the Deposit Agreement.

2. We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the GDS' and the Shares represented thereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "ACT") with any securities regulatory authority in any state or jurisdiction of the United States.

3. We certify (or if we are acting for the account of another person, such person has confirmed that it certifies) that either:

      (a) we are (or it is) located outside the United States (within the meaning of Regulation S under the Act) and either:

            (i) we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the GDS' or the Shares in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act and we are (or it is) or prior to such sale we were (or it was) the beneficial owner of the GDS'; or

(1) To be used during Distribution Compliance Period.

            (ii) we (or it) will be the beneficial owner of the Shares upon withdrawal; and accordingly, we agree (or it agrees) that, prior to the expiration of 40 days after the latest of the commencement of the offering of GDS', the original issue date of the GDS' and the latest issue date with respect to additional GDS' (if any) issued to cover over-allotments, we (or it) will not (x) offer, sell, pledge or otherwise transfer the Shares except in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Act, in each case in accordance with any applicable securities laws of any state or other jurisdiction of the United States; or (y) deposit the Shares into any depositary receipt facility in the United states that is not subject to the limitations contemplated in the Deposit Agreement.

4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and if paragraph 3(a)(ii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(ii).

5. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

          (PLEASE CHECK THE APPLICABLE BOX IN (a) BELOW AND FILL IN THE
                MISSING INFORMATION IN (b) BELOW, AS APPROPRIATE)

            (a) [ ] Recipient of Shares withdrawn hereby ("Recipient") is a "Related Person" of the Company (as defined below).

                                       or

                 [ ] Recipient is NOT a "Related Person" of the Company (as defined below).

                                       AND

            b) (i) Recipient will own ____________________ Shares of the Company, withdrawn hereby (do not include Shares represented by GDS' included in (b)(ii) below);

                                       and

                 (ii) Recipient will own _____________ Shares of the Company, after cancellation of the GDS'surrendered hereby.

6. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

                 (i) We are (or the person for the account of which we are acting is) the Beneficial Owner of the GDS' hereby surrendered to the Depositary for withdrawal of the Shares represented thereby;

                 AND

                 (ii) We hereby certify that the following information is true and correct:

     Name of Beneficial Owner of GDS':

     ________________________________________

     Address of Beneficial Owner of GDS':

     ________________________________________

     ________________________________________

     ________________________________________

     Nationality of Beneficial Owner of GDS':

     ________________________________________

     Name of Recipient:

     ________________________________________

     Nationality of Recipient:

     ________________________________________

     Identity Number of Recipient (only required, if Recipient is a ROC person):

     ________________________________________

     Number of GDS' surrendered hereby:

     ________________________________________

     Number of Shares withdrawn hereby :

     ________________________________________

     The aggregate number of Shares Recipient has received upon all withdrawals since execution of this Deposit Agreement:

     ________________________________________

     TSCD Book-Entry Account Number of Recipient:

     ________________________________________

     TSCD Book-Entry Account Name:

     ________________________________________

     Name of Custodian (only required if Recipient is a non-ROC person):

     ________________________________________

     Address of Custodian:

     ________________________________________

     Contact Person at Custodian:

     ________________________________________

     Telephone Number of Custodian:

     ________________________________________

     Facsimile Number of Custodian:

     ________________________________________

     Foreign Investor Investment I.D. (only required if Recipient is a non-ROC person):

     ________________________________________]

     Date: __________________________________

                                Very truly yours

                           [NAME OF CERTIFYING ENTITY]

                                    [By:
                                    Title:     ]

      A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

      (a)   (i)   a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree as defined under the Civil Code of the Republic of China;

            (ii) a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization's total funds;

            (iii) a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or departmental head of the Company reporting to the general manager of the Company;

            (iv) the spouse of a director, supervisor or general manager of the Company; or

            (v) a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree as defined under the Civil Code of the Republic of China.

                                       or

      (b) A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the ROC (the "Equity Method"); or a person or entity which uses the Equity Method to account for an investment in the Company.

                                   SCHEDULE 3

                                     PART C

     CERTIFICATE AND AGREEMENT OF PERSONS RECEIVING DEPOSITED PROPERTY UPON WITHDRAWAL IN RELATION TO THE GDS' PURSUANT TO CONDITION 1 OF THE GDS' AND
                     CLAUSE 3.6 OF THE DEPOSIT AGREEMENT(2)

                                                                          [Date]

Citibank, N.A., as Depositary
111 Wall Street
New York, New York 10005

Dear Sirs

                        MACRONIX INTERNATIONAL CO., LTD.

      Reference is hereby made to the Deposit Agreement, dated April 5, 2004 (the "DEPOSIT AGREEMENT"), between MACRONIX INTERNATIONAL CO., LTD. (the "COMPANY") and Citibank, N.A., as Depositary with respect to Global Depositary Shares ("GDS'") issued thereunder. Capitalised terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

          (PLEASE CHECK THE APPLICABLE BOX IN (a) BELOW AND FILL IN THE
                MISSING INFORMATION IN (b) BELOW, AS APPROPRIATE)

            (a) [ ] Recipient of Shares withdrawn hereby ("Recipient") is a "Related Person" of the Company (as defined below).

                                       or

                [ ] Recipient is NOT a "Related Person" of the Company (as defined below).

                                       AND

            (b) (i) Recipient will own ____________________ Shares of the Company, withdrawn hereby (do not include Shares represented by GDS' included in (b)(ii) below);

                                       and

                (ii) Recipient will own _____________ Shares of the Company, after cancellation of the GDS' surrendered hereby.

(2) To be used after Distribution Compliance Period.

2. We certify (or if we are acting for the account of another person, such person has confirmed to us that it certifies) that:

                  (i) We are (or the person for the account of which we are acting is) the Beneficial Owner of the GDS' hereby surrendered to the Depositary for withdrawal of the Shares represented thereby;

                  AND

                  (ii) We hereby certify that the following information is true and correct:

     Name of Beneficial Owner of GDS':

     ________________________________________

     Address of Beneficial Owner of GDS':

     ________________________________________

     ________________________________________

     ________________________________________

     Nationality of Beneficial Owner of GDS':

     ________________________________________

     Name of Recipient:

     ________________________________________

     Nationality of Recipient:

     ________________________________________

     Identity Number of Recipient (only required, if Recipient is a ROC person):

     ________________________________________

     Number of GDS' surrendered hereby:

     ________________________________________

     Number of Shares withdrawn hereby :

     ________________________________________

     The aggregate number of Shares Recipient has received upon all withdrawals since execution of this Deposit Agreement:

     ________________________________________

     TSCD Book-Entry Account Number of Recipient:

     ________________________________________

     TSCD Book-Entry Account Name:

     ________________________________________

     Name of Custodian (only required if Recipient is a non-ROC person):

     ________________________________________

     Address of Custodian:

     ________________________________________

     Contact Person at Custodian:

     ________________________________________

     Telephone Number of Custodian:

     ________________________________________

     Facsimile Number of Custodian:

       ______________________________________

       Foreign Investor Investment I.D. (only required if Recipient is a non-ROC person):

       ______________________________________

       Date: ________________________________

                                very truly yours,

                           [name of CERTIFYING ENTITY]

                                     [By:       ]

                                     [Title:    ]

      A person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

      (a)   (i)   a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree as defined under the Civil Code of the Republic of China;

            (ii) a non-profit organization of which the funds donated from the Company exceeds one-third of the non-profit organization's total funds;

            (iii) a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or departmental head of the Company reporting to the general manager of the Company;

            (iv) the spouse of a director, supervisor or general manager of the Company; or

            (v) a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree as defined under the Civil Code of the Republic of China.

                                       or

      (b) A person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the ROC (the "Equity Method"); or a person or entity which uses the Equity Method to account for an investment in the Company.

                                    EXHIBIT A

                                    DEED POLL

 THIS DEED POLL is made on April 5, 2004 by MACRONIX INTERNATIONAL CO., LTD, a company incorporate in the Republic of China with its Head Office at No. 16,
     Li-Hsin Road, Science Based Industrial Park, Hsinchu, Taiwan, ROC (the "COMPANY") in favour of Holders, owners of GDS' and prospective purchasers (each term as defined below).

WHEREAS:

(A) The Company has entered into a Deposit Agreement dated April 5, 2004 with Citibank, N.A. (the "DEPOSITARY") relating to Shares of the Company in respect of which Global Depositary Shares have been issued (such agreement, as amended or varied, being hereinafter referred to as the "DEPOSIT AGREEMENT").

(B) The Company further intends to allow Holders to enforce certain specified obligations of the Company under the Deposit Agreement as if they were originally parties to the Deposit Agreement.

NOW THIS DEED WITNESSETH AS FOLLOWS and is made by way of deed poll:

1.    The following expressions shall have the following meanings:

      "CLEARSTREAM" means Clearstream Banking, societe anonyme incorporated under the laws of the Grand Duchy of Luxembourg;

      "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System;

      "GDS'" means the registered Global Depositary Shares issued under the Deposit Agreement which are from time to time outstanding and (except for where the context indicates otherwise) includes any Master GDS issued pursuant to the Deposit Agreement;

      "HOLDER" means the person recorded in the Register as a holder for the time being of a GDS;

      "MASTER GDS" means the Master GDS issued substantially in the form set out in Schedule 2 of the Deposit Agreement, as the same may be amended from time to time pursuant to the terms of the Deposit Agreement and any temporary Master GDS which may represent GDS' issued pursuant to the Deposit Agreement from time to time, and "MASTER GDS'" means any or all of them;

      "OWNER OF GDS'" means, in respect of any GDS' represented by the Master GDS, such person whose name appears in the records of Euroclear or Clearstream as the owner of a particular amount of GDS', and in respect of any other GDS, the Holder thereof;

      "PROSPECTIVE PURCHASER" means a prospective purchaser of a GDS or interest therein designated as such a Holder or a beneficial owner of GDS';

      "REGISTER" means the register of Holders referred to in Clause 2.2 of the Deposit Agreement; and

      "SHARES" means fully paid registered ordinary shares of the Company each having a par value of NT$10 per share and other Deposited Property (as defined in the Deposit Agreement) comprising securities (as defined in the Securities Act).

2. The Company agrees that, if the Company fails to perform any obligation imposed upon it by the provisions of Clause 2.5, 7, or 8.4 of the Deposit Agreement, any Holder may enforce the relevant provisions of the Deposit Agreement as if it were a party to the Deposit Agreement and was the "Depositary" in respect of that number of Deposited Shares (as defined in the Deposit Agreement) to which the GDS' of which he is a Holder relate. The Company further undertakes to indemnify the Holder for any loss arising from or incurred in connection with or otherwise relating to the enforcement by such Holder of any such provisions.

3. This Deed Poll shall be governed by and construed in accordance with the laws of England.

4. The courts of England and the courts of New York State or any United States Federal Court sitting in the Borough of Manhattan, New York City are to have jurisdiction to settle any disputes (each a "DISPUTE") which may arise out of or in connection with this Deed Poll and accordingly any legal action or proceedings arising out of or in connection with this Deed Poll ("PROCEEDINGS") may be brought in such courts. The Company irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Holders and shall not limit the right of the Holders to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

5. The Company irrevocably appoints Law Debenture Corporate Services Limited with offices at 5th Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, as its agent in England to receive service of process in any Proceedings in England and appoints Macronix America, Inc. with offices at 491 Fairview Way, Milpitas, CA 95025-0302 as its agent in New York to receive service of any process in any Proceedings in New York. If for any reason the Company does not have such an agent in England or New York, as the case may be, it will promptly appoint a substitute process agent and notify the Holders and the Depositary of such appointment. Nothing herein shall affect the right to serve process in any other manner permitted by law.

6. Notwithstanding any other provision of this Agreement, the Company agrees that the Holders may elect, by notice in writing to the Company, that the Dispute be resolved by arbitration and not litigation. In such case, the dispute shall be referred to arbitration under the Rules of the London Court of International Arbitration (the "RULES") and finally resolved by arbitration under the Rules which Rules are deemed to be incorporated by reference into this clause. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

7.    The Company agrees that:

      (i) The number of arbitrators shall be three, appointed by the London Court of International Arbitration in accordance with its Rules;

      (ii)  The place of the arbitration shall be London;

      (iii) The language to be used in the arbitration proceedings shall be English; and

      (iv)  The decision and award of the arbitration shall be final.

8. If any Dispute raises issues which are substantially the same as or connected with issues raised in a Dispute which has already been referred to arbitration (an "EXISTING DISPUTE"), or arises out of substantially the same facts as are the subject of an Existing Dispute (in either case a "RELATED DISPUTE"), the arbitrators appointed or to be appointed in respect of any such Existing Dispute shall also be appointed as the Arbitrators in respect of any Related Dispute.

9. The arbitrators, upon the request of one of the parties to a Dispute or any of the Holders or the Company which itself wishes to be joined in any reference to arbitration proceedings in relation to a Dispute, may join any party to any reference to arbitration proceedings in relation to that Dispute and may make a single, final award determining all Disputes between them. The Company hereby consents to be joined to any reference to arbitration proceedings in relation to any dispute at the request of a party to that Dispute.

10. Where, pursuant to the above provisions, the same arbitrators have been appointed in relation to two or more Disputes, the arbitrators may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the Disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the arbitrators think fit. The arbitrators shall have power to make such directions and any provisional, interim or partial awards as they consider just and desirable.

11. The parties hereby agree to waive any right of appeal to any court of law or other judicial authority insofar as such waiver may be validly made.

EXECUTED as a deed under seal by
MACRONIX INTERNATIONAL CO., LTD.

acting by:           /s/ Paul Yeh
                     --------------------------------------------
Print Name:          Paul Yeh
                     --------------------------------------------

in the presence of:  /s/ Lichin Liu
                     --------------------------------------------
Print Witness Name:  Lichin Liu
                     --------------------------------------------
Witness Address:     No. 16, Li-Hsin Road, Science Park, Hsin-chu
                     --------------------------------------------
Witness Occupation:  Business
                     --------------------------------------------

MACRONIX INTERNATIONAL CO., LTD.

By: /s/ Paul Yeh
    --------------------------------

Print Name: Paul Yeh
            ------------------------

Title: Associate V.P. Finance Center
       -----------------------------

CITIBANK, N.A.

By: /s/ Susan A. Lucanto
    -----------------------------

Print Name: Susan A. Lucanto

Title: Vice President